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                                                                    EXHIBIT 23.2



The Board of Directors


Burlington Resources Inc.



We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-22493, 33-25807, 33-26024, as amended in 2-97533, 33-33626,
33-46518, 33-53973, 333-02029, 333-32603, 333-40565, 333-60081, 333-91247,
333-95071 and 333-52324) and on Form S-3 (Nos. 33-54477, 333-24999, 333-52213,
333-83163, 333-89899 and 333-36032) of Burlington Resources Inc. of our report dated March 3, 2000 with respect to the consolidated balance sheets of Burlington Resources Canada Energy Ltd. as of December 31, 1999 and 1998 and the related consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1999 which report is filed as an exhibit to the Annual Report of Burlington Resources Inc. on Form 10-K/A No. 3 for the year ended December 31, 1999.


KPMG LLP


Chartered Accountants


Calgary, Canada



February 1, 2001